UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/09/2011

eBay Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24821

Delaware	77-0430924
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2145 Hamilton Avenue, San Jose, California
(Address of principal executive offices, including zip code)

408-376-7400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Effective as of December 9, 2011, eBay Inc. (the "Company") increased the size of its commercial paper program to permit the issuance of commercial paper notes in an aggregate principal amount not to exceed $2.0 billion at any time outstanding. Prior to this increase, the commercial paper program permitted the Company to issue commercial paper notes in an aggregate principal amount not to exceed $1.0 billion at any time outstanding.

The commercial paper notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from such registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any of the Company's commercial paper notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

Date: December 12, 2011	By:	/s/ Brian H. Levey
Brian H. Levey
Vice President, Deputy General Counsel, and Assistant Secretary